                                                    Filed under Rule 424 (b) (3)
                                                              File No. 333-63153

SUPPLEMENT   NO.  16  TO  PROSPECTUS   DATED SEPTEMBER 21, 1998

(AS SUPPLEMENTED SEPTEMBER 21, 1998)

                             PACCAR FINANCIAL CORP.

                           MEDIUM-TERM NOTES, SERIES I

                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

         INTEREST PAYABLE EACH MARCH 15 AND SEPTEMBER 15 AND AT MATURITY


                                                                  INTEREST RATE
RANGE OF MATURITIES                                                   PER ANNUM
-------------------                                                   ---------
More than 11   months  to   14     months..............                   5.54%

More than 22   months  to   25     months..............                   6.07%

More than 28   months  to   31     months..............                   6.24%

More than 34   months  to   37     months..............                   6.41%



Dated:  June 21, 1999

Form of Note (check one):  Book Entry    [X]

                           Certificated  [ ]

In some instances, one or more of the Agents have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents at the time of resale.